FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  February 21, 2008
(Date of Earliest Event Reported)

MAR KED MINERAL EXPLORATION LTD
(Exact name of registrant as specified in its charter)

      Nevada                   000-52522                    Not Applicable
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

P.O. Box 331916
Miami, FL 33233-1916
(Address of principal executive offices (zip code)

(786) 228-8592
(Registrant's telephone number, including area code)




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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a)  On February 21, 2008, Mar Ked Mineral dismissed MacKay
LLP, its independent public accountant. The decision to dismiss MacKay LLP was approved by the Registrant's board of directors.

     MacKay reports on Mar Ked Mineral's financial statements for either of the past two years, November 30, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Mar Ked Mineral's two most recent fiscal years, November 30, 2006 and 2005, and the subsequent period through the date of dismissal, December 1, 2007 through February 21, 2008, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Mar Ked Mineral, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On February 21, 2008, the board of directors of Mar Ked Mineral engaged the accounting firm of Moore & Associates, Chartered as principal accountants of Mar Ked Mineral for the
fiscal year ended November 30, 2007.   Mar Ked Mineral did not
consult Moore & Associates, Chartered regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and neither written nor oral advice was provided that was an important factor considered by Moore & Associates, Chartered in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)
(1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from MacKay LLP



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Mar Ked Mineral Exploration, Inc.


By:      /s/Maria Camila Maz
         ------------------------
         Maria Camila Maz
         Chief Executive Officer


Dated:  February 25, 2008